UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2011

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 21, 2011, James River Coal Company (the “Company”) issued a press release announcing that it is planning concurrent offerings of $125 million in aggregate principal amount of convertible senior notes and $250 million in aggregate principal amount of senior notes (collectively, the “Notes Offerings”).  The press release regarding the Notes Offerings is filed as Exhibit 99.1 to this Form 8-K.  On March 21, 2011, the Company also issued a press release announcing that it is planning a public offering of 6,000,000 shares of common stock (the “Common Stock Offering”).  The press release regarding the Common Stock Offering is filed as Exhibit 99.2 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.  The Company is filing as an exhibit to this Form 8-K the written consent of PricewaterhouseCoopers LLP to the inclusion of its reports on the financial statements of International Resource Partners, LP as of and for each of the years in the three-year period ended December 31, 2010 which are included in the Prospectus supplement dated March 21, 2011 and filed with the SEC on that date that is a part of the Company’s Registration Statement on Form S-3 that was declared effective by the SEC on September 23, 2010.

Exhibit No.	Description

23	Written consent of PricewaterhouseCoopers LLP dated March 18, 2011
99.1	Press release dated March 21, 2011 titled “James River Coal Company Commences Concurrent Offerings of $125 Million Convertible Senior Notes and $250 Million Senior Notes”
99.2	Press release dated March 21, 2011 titled “James River Coal Company Commences Offering of Six Million Shares of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)
By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II Vice President and Chief Accounting Officer
Date:  March 21, 2011